Power of Attorney

The undersigned, Pamela R. Schneider, hereby constitutes and appoints Marc T. Tanenberg, Kenneth R. Batko, Mark A Gerard,

Russell E. Causey and James C. Gari and each of them, as

the undersigned's true and lawful attorney-in-fact and agent,

with full power of substitution and resubstitution, for the

undersigned and in the undersigned's name, place and stead,

to sign any and all SEC statements of beneficial ownership

of securities on Forms 3, 4 and 5 as required under Section

16(a) of the Securities Exchange Act of 1934 and the rules

thereunder as an officer and/or director of APAC Customer

Services, Inc. (the "Company"), and to file the same therewith,

with the power and authority to do and perform each act and

thing requisite and necessary to be done under said Section

16(a), as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing attorneys-in-

fact, in serving in such capacity at the request of the under-

signed, are not assuming, nor is the Company assuming, any

of the undersigned's responsibilities to comply with Section

16 of the Securities Exchange Act of 1934.

A copy of this Power of Attorney shall be filed with the

Securities and Exchange Commission.  The authorization set

forth above shall continue in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5

with respect to the Company's securities, unless earlier

revoked by written instructions to the attorney-in-fact.

Dated:  June 6, 2005

/s/ Pamela R. Schneider

Signature of Reporting Person

Pamela R. Schneider

Sr. Vice President, General Counsel &

 Secretary